Exhibit 99.1

PRELIMINARY - SUBJECT TO COMPLETION

HANES Brands Inc

101 N. CHERRY STREET
WINSTON-SALEM, NC 27101

SCAN TO VIEW MATERIALS & VOTE

AUTHORIZE YOUR PROXY BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 24, 2025 for shares held directly or by 11:59 p.m. Eastern Time on November 20, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HBI2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 24, 2025 for shares held directly or by 11:59 p.m. Eastern Time on November 20, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hanesbrands Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79908-[TBD] KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HANESBRANDS INC.

PRELIMINARY - SUBJECT TO COMPLETION

The Board of Directors of Hanesbrands Inc. recommends that you vote FOR Proposals 1, 2, and 3:	**For**	**Against**	**Abstain**
1. To approve the merger of Helios Merger Sub, Inc. with and into Hanesbrands Inc. (the "Hanesbrands Merger"), the conversion of Hanesbrands Inc. into a Maryland limited liability company (the "LLC Conversion"), the merger of Galaxy Merger Sub 1, Inc. with and into Helios Holdco, Inc. (the "First Gildan Merger"), and the merger of Helios Holdco, Inc. with and into Galaxy Merger Sub 2, Inc. (the "Second Gildan Merger" and, together with the Hanesbrands Merger, the LLC Conversion and the First Gildan Merger, the "Transactions"), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 13, 2025, as it may be amended from time to time, by and among Gildan Activewear Inc., Galaxy Merger Sub 2, Inc., Galaxy Merger Sub 1, Inc., Hanesbrands Inc., Helios Holdco, Inc. and Helios Merger Sub, Inc.	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Hanesbrands Inc.'s named executive officers that is based on or otherwise relates to the Transactions.	☐	☐	☐
3. To approve the adjournment of the special meeting of stockholders of Hanesbrands Inc., if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting of stockholders of Hanesbrands Inc. to approve the Transactions.	☐	☐	☐

Please sign exactly as name appears on the records of Hanesbrands Inc. and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY - SUBJECT TO COMPLETIONImportant Notice Regarding the Availability of Proxy Materials for the Special Meeting: The notice and proxy statement is available at www.proxyvote.com.Δ DETACH PROXY CARD HERE Δ PRELIMINARY - SUBJECT TO COMPLETIONV79909-[TBD]PROXY SOLICITED BY BOARD OF DIRECTORS OF HANESBRANDS INC. FOR SPECIAL MEETING OF STOCKHOLDERS, NOVEMBER 25, 2025 AT 9:00 A.M. EASTERN TIMEThe undersigned holder of common stock of Hanesbrands Inc., a Maryland corporation, hereby appoints Stephen B. Bratspies and Virginia A. Piekarski, or either of them, as proxies for the undersigned, with full power of substitution in either of them, to attend the Special Meeting of Stockholders of Hanesbrands Inc. (the "Special Meeting of Stockholders") virtually at www.virtualshareholdermeeting.com/HBI2025SM, on November 25, 2025, at 9:00 a.m. Eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the Special Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR Proposals 1, 2 and 3, all of which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holders on any other matter that may properly come before the Special Meeting of Stockholders and any adjournment or postponement thereof.